Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Inquiries: Scott Larson Sycamore Networks, Inc. (978) 250-3433 scott.larson@sycamorenet.com	Investor Inquiries: Terry Adams Sycamore Networks, Inc. (978) 250-3460 investor.info@sycamorenet.com

SYCAMORE NETWORKS ANNOUNCES EXECUTIVE CHANGE

Chelmsford, Mass., October 5, 2004 – Sycamore Networks, Inc. (NASDAQ: SCMR), a leading provider of optical networking products, today announced that Richard J. Gaynor will be joining Sycamore as Chief Financial Officer and Vice President of Finance and Administration effective October 5, 2004. Frances M. Jewels, Sycamore’s CFO since July 1999, will remain with the Company in an advisory capacity.

Richard Gaynor is an experienced financial executive with solid financial, accounting and operational skills. Rick joins Sycamore after having served most recently as the Vice President, Corporate Controller and Principal Accounting Officer of Manufacturers Services, Ltd. (NYSE:MSV), a leading provider of sub-contract electronic manufacturing services, which was recently acquired by Celestica, Inc. (NYSE:CLS). Prior to MSL, Rick served as CFO of Evans and Sutherland Computer Corporation (NASDAQ: ESCC) and in various senior financial positions with Cabletron Systems.

“I want to thank Fran for her dedication and many significant contributions to Sycamore over the past five years of unprecedented growth and challenges,” said Daniel E. Smith, president and chief executive officer of Sycamore Networks. “We are pleased that Fran will continue to assist us on certain projects as we move forward. Sycamore is fortunate to have an exceptionally strong financial team and Rick is well equipped to work with them in managing Sycamore’s financial matters and helping to guide Sycamore into the future. We look forward to working closely with Rick.”

About Sycamore Networks

Sycamore Networks, Inc. (NASDAQ: SCMR) develops and markets optical networking products for telecommunications service providers worldwide. The Company’s products enable service providers to easily and cost-effectively transition their existing fiber optic network into an infrastructure that can provision, manage and deliver economic, high-bandwidth services to their customers. For more information, please visit www.sycamorenet.com.

Note to Editors: Sycamore Networks, etc. are trademarks of Sycamore Networks, Inc. All other trademarks are the property of their respective owners.

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Except for the historical information contained herein, we wish to caution you that certain matters discussed in this news release constitute forward-looking statements that involve risks and uncertainties. Actual results or events could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: unfavorable conditions in the telecommunications industry and economy in general; the pursuit of strategic opportunities; the commercial success of the Company’s line of optical networking products; significant cost structure required to support the Company’s strategy; competition; the Company’s reliance on a limited number of customers; the Company’s ability to sell through distribution channels; variation in the Company’s quarterly results; manufacturing and sourcing risks; product performance; conducting business internationally; current and potential litigation; intellectual property rights and disputes; stock market volatility and capital market conditions; and the other factors discussed in the Company’s most recently filed Form 10-K and Form 10-Q, and other reports filed by the Company from time to time with the Securities and Exchange Commission. There can be no assurance that any transaction or other corporate action will result from the Company’s review of strategic and financial alternatives. Further, there can be no assurance concerning the type, form, structure, nature, results, timing, or terms and conditions of any such potential transaction, even if such an action does result from this review. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.